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                                                                   Exhibit 10.46

                                 March 21, 2000


PROVANT, Inc.
67 Batterymarch Street, Suite 500
Boston, MA  02110

Ladies and Gentlemen:

         Effective immediately, I hereby resign as Chairman of the Board, Chief Executive Officer and an employee of PROVANT, Inc. ("PROVANT"). I shall remain a member of the Board of Directors of PROVANT. In exchange for the benefits described on the attached Exhibit, I hereby agree that my existing employment contract with PROVANT is terminated (except for the non-competition and confidentiality clauses) and all stock options that I have received from PROVANT are terminated and shall be surrendered to PROVANT. I will continue to keep my warrants to acquire PROVANT stock. Such benefits shall be made available to me promptly upon (a) delivery by me of a general release in favor of PROVANT and a special release relating to age discrimination claims and (b) expiration of the statutory revocation period with respect to the special release.



                                             /s/ Paul M. Verrochi
                                             ---------------------------------
                                             Paul M. Verrochi
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                                     EXHIBIT


         1. I shall be paid in cash the sum of One Million Dollars ($1,000,000).

         2. My automobile allowance and parking benefits shall continue until May 4, 2001.

         3. PROVANT shall pay all of my medical insurance premiums during the period I am entitled to coverage under COBRA.